EXHIBIT 8(g)
















                              SUBCUSTODIAN CONTRACT

                                     Between

                           UNITED MISSOURI BANK, N.A.

                  Certain Mutual Funds Advised or Subadvised By
                         Janus Capital Management, Inc.

                                       and

                       STATE STREET BANK AND TRUST COMPANY







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                                Table of Contents
                                                                            Page

1.   Employment of Subcustodian, Establishment of the Joint Account
     and Property to be Held by Subcustodian ..................................2

2.   Duties of the Subcustodian with Respect to Property
     of the Funds Held by the Subcustodian ....................................2
         2.1      Holding of Securities .......................................2
         2.2      Delivery of Securities ......................................2
         2.3      Collection of Income ........................................3
         2.4      Payment of Fund Monies ......................................4
         2.5      Liability for Payment in Advance of
                  Receipt of Securities Purchased .............................4
         2.6      Appointment of Agents .......................................4
         2.7      Deposit of Fund Assets in Securities System .................5
         2.8      Fund Assets Held in the Subcustodian's
                  Direct Paper System .........................................6
         2.9      Segregated Account ..........................................6
         2.10     Ownership Certificates for Tax Purposes .....................7
         2.11     Communications Relating to Securities .......................7
         2.12     Proper Instructions .........................................7
         2.13     Actions Permitted Without Express Authority .................7
         2.14     Evidence of Authority .......................................7

3.   Records ..................................................................8

4.   Opinion of Funds' Independent Accountant .................................8

5.   Reports to Funds by Independent Public Accountants .......................8

6.   Compensation of Subcustodian .............................................8

7.   Responsibility of Subcustodian ...........................................8

8.   Liability of Subcustodian for Actions of Third-Party Subcustodians .......9

9.   Effective Period, Termination and Amendment .............................10

10.  Successor Subcustodian ..................................................10

11.  Interpretive and Additional Provisions ..................................10

12.  Massachusetts Law to Apply                                               11

13.  Prior Contracts .........................................................11

     Schedule A ..............................................................13

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                              Subcustodian Contract


     This Contract between United Missouri Bank, N.A. (hereafter referred to as the "Custodian"), State Street Bank and Trust Company, a Massachusetts trust company, (hereafter referred to as the "Subcustodian"), and each of the registered investment companies listed on Schedule A attached hereto on behalf of itself or, in the case of a series company, one or more of its portfolios or series listed on Schedule A (hereinafter referred to individually as a "Fund", and collectively as the "Funds").

                                   WITNESSETH:

     WHEREAS, the Custodian acts as custodian for the Funds, all of which are open-end management investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Securities and Exchange Commission, in an order dated October 11, 1995 and published in Investment Company Act Release No. 21407, granted an application for exemptive relief, thereby allowing the Funds to participate in joint trading accounts to be used to enter into short term investments; and

     WHEREAS, the Funds desire that the Custodian appoint the Subcustodian as its subcustodian for the purpose of establishing one or more joint trading accounts (a "Joint Account") and holding cash and securities for the Funds in connection with repurchase transactions and other short-term investments effected through a Joint Account; and

     WHEREAS, other registered open-end management investment companies for which Janus Capital Management, Inc. serves as investment adviser (the "Janus Funds") may, along with the Funds, participate in transactions through a Joint Account; and

     WHEREAS, the Subcustodian may, from time to time, enter into subcustodian agreements with the Janus Funds and each of the custodians employed by such Janus Funds (the "Janus Custodians"); and

     WHEREAS, the Funds and the Janus Funds may, from time to time, enter into one or more written repurchase agreements, pursuant to which one or more of the Funds and the Janus Funds will agree to purchase and resell, and the sellers named in such agreements will agree to sell and repurchase through a Joint Account, certain securities (collectively, the "Repurchase Securities") (such repurchase agreements being hereinafter referred to collectively, as the "Repurchase Agreements");

     Whereas,  the Funds and the Janus Funds may,  from time to time,  invest in
other  short-term   investments   through  a  Joint  Account  (such  investments
hereinafter referred to as the "Short-Term Investments").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:


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1.   Employment  of  Subcustodian:  Establishment  of  the  Joint  Account:  and
     Property to be Held by Subcustodian

     On behalf of the Funds, the Custodian hereby employs and appoints the Subcustodian as a subcustodian for the Funds, subject to the terms and provisions of this Contract. Pursuant to Article 2.9 hereof, upon receipt of Proper Instructions (as hereinafter defined), the Subcustodian shall appoint one or more Third-Party Subcustodians (as hereinafter defined) to exercise the powers and perform the duties set forth in this Contract and/or additional powers and duties related to repurchase transactions effected through a Joint Account.

     The Subcustodian shall establish a Joint Account to hold cash for the purpose of effecting Repurchase Agreements and investing in Short-Term Investments and to hold any Repurchase Securities and any securities representing Short-Term Investments ("Short-Term Securities") (1) received by it for the account of the Custodian as custodian for the Funds, (2) received by it for the account of other Janus Custodians and (3) received or held by it as custodian for other Janus Funds.

     The Custodian may from time to time deposit cash with the Subcustodian in a Joint Account. The Subcustodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Subcustodian.

2. Duties of the Subcustodian with Respect to Property of the Funds Held By the Subcustodian

2.1 Holding of Securities. The Subcustodian shall receive and hold the Repurchase Securities and Short-Term Securities (hereinafter referred to together as the "securities") as follows: (1) in the case of certificated securities, by physical receipt of the share certificates or other instruments representing such securities and by physical segregation of such certificates or instruments from other assets of the Subcustodian in a manner indicating that such securities are being held for the benefit of the Custodian and other identified Janus Custodians, as their respective interests therein may appear; (2) in the case of securities held in book-entry form by a Securities System (as hereinafter defined), in accordance with the provisions of Section 2.7 of this Contract; (3) in the case of Short-Term Securities of an issuer for which the Subcustodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Subcustodian, in accordance with Section 2.8 of this Contract.

2.2 Delivery of Securities. The Subcustodian shall release and deliver securities owned by the Funds held by the Subcustodian or in a Securities System account of the Subcustodian or in the Subcustodian's Direct Paper book entry system account ("Direct Paper Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only as follows:

     (a)  In the case of Repurchase Securities:

          1) To the other party to the Repurchase Agreement pursuant to the terms of such Repurchase Agreement against receipt of payment therefor by: (i) cash, bank credit, or bank wire transfer received by the
          Subcustodian;  or (ii)  credit to the  customer  only  account  of the
          Subcustodian with a Securities System in accordance with the provisions of Section 2.7 hereof;

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          2) In the case of  Repurchase  Securities  held in physical  form,  in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Subcustodian of a receipt for such Repurchase Securities; provided that the Subcustodian shall have taken all actions possible to ensure prompt collection of the payment for, or the return of such Repurchase Securities by the broker or its clearing agent;

          3) To the Custodian or a Third-Party Subcustodian;

          4) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the respective Boards of Directors signed by an officer and certified by the Secretary or an Assistant Secretary of the respective Funds, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     (b)  In the case of Short-Term Securities:

          1) Upon sale of such Short-Term Securities for the account of the Funds and receipt of payment therefor by (i) cash, bank credit, or bank wire transfer received by the Subcustodian;

          2) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.7 hereof;

          3) In the case of Short-Term Securities held in physical form, in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Subcustodian of a receipt for such Short-Term Securities; provided that the Subcustodian shall have taken all actions possible to ensure prompt collection of the payment for, or the return of such Short-Term Securities by the broker or its clearing agent;

          4) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the respective Boards of Directors signed by an officer and certified by the Secretary or an Assistant Secretary of the respective Funds, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Collection of Income. The Subcustodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Funds shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Subcustodian or its agent thereof and shall credit such income, as collected, to the applicable Fund.

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2.4  Payment of Fund Monies. Upon receipt of Proper  Instructions,  which may be continuing instructions when deemed appropriate by the parties, the Subcustodian shall pay out monies of the Funds in the following cases only:

     1) Upon the purchase of Short-Term Securities for the account of the Funds but only (a) against the delivery of such Short-Term Securities to the Subcustodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act to act as a custodian and has been designated by the Subcustodian as its agent for this purpose) registered in the name of the Funds or in the name of a nominee of the Subcustodian or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the provisions of
          Section 2.7 hereof; or (c) in the case of a purchase involving the Direct Paper System, in accordance with the provisions of Section 2.8;

     2) In the case of Repurchase Agreements entered into between the Funds and the Subcustodian, or another bank, or a broker-dealer which is a member of the National Association of Securities Dealers, Inc., provided that payment shall be made by the Subcustodian: (a) with respect to Repurchase Securities to be held by the Subcustodian, only:
          (i) against delivery of such Repurchase Securities either in certificate form or through a transfer of such Repurchase Securities to a customer only account of the Subcustodian on the book-entry records of a Securities System in accordance with the provisions of
          Section 2.7 or (ii) against delivery of the receipt evidencing purchase by the Funds of securities owned by the Subcustodian along with written evidence of the agreement by the Subcustodian to repurchase such securities from the Funds; or (b) with respect to Repurchase to be held by a Third Party Subcustodian (as defined in Section 2.9 hereof), in accordance with the terms and conditions of the subcustodian agreement with such Third Party Subcustodian.

     3) For deposit with the Custodian, which deposit will be made daily and will represent the total principal and accrued interest allocable to the Funds in a Joint Account on the morning of each trading day;

     4) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the respective Boards of Directors of the Funds signed by an officer of and certified by the Secretary or an Assistant Secretary of the respective Funds, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.5 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of the Funds is made by the Subcustodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Funds to so pay in advance, the Subcustodian shall be absolutely liable to the Funds for such securities to the same extent as if the securities had been received by the Subcustodian.

2.6 Appointment of Agents. The Subcustodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under

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     the Investment Company Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Subcustodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Subcustodian of its responsibilities or liabilities hereunder.

2.7 Deposit of Fund Assets in Securities Systems. The Subcustodian may deposit and/or maintain securities held under this Contract in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Subcustodian may keep such securities in a Securities System provided that such securities are represented in an account ("Account") of the Subcustodian in the Securities System which shall not include any assets of the Subcustodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Subcustodian with respect to such securities shall identify those securities belonging to the Funds as being held for the benefit of the Joint Account;

     3)   The  Subcustodian  shall pay for purchases of any such securities upon
          (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Subcustodian to reflect such payment and transfer for the account of the Custodian. The Subcustodian shall transfer any such securities sold upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Subcustodian to reflect such transfer and payment for the account of the Custodian. Copies of all advices from the Securities System of transfers of such securities shall identify the Joint Account, be maintained for the Funds by the Subcustodian and be provided to the Funds at their request. Upon request, the Subcustodian shall furnish the Funds confirmation of each such transfer in the form of a written advice or notice and shall furnish to the Funds copies of daily transaction sheets reflecting each day's transactions in the Securities System for the securities held hereunder.

     4)   The  Subcustodian  shall provide the Funds with any report obtained by the Subcustodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     5)   The   Subcustodian   shall  have   received   the  initial  or  annual
          certificate, as the case may be, required by Article 9 hereof;

     6) Anything to the contrary in this Contract notwithstanding, the Subcustodian shall be liable to the Funds for any loss or damage to the Funds resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Subcustodian or any of its agents or of any of its or their employees or from failure of the Subcustodian or any such agent to enforce effectively such rights as it may have

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          against the  Securities  System;  at the  election of the Funds,  they shall be entitled to be subrogated to the rights of the Subcustodian with respect to any claim against the Securities System or any other person which the Subcustodian may have as a consequence of any such loss or damage if and to the extent that the Funds have not been made whole for any such loss or damage.

2.8 Fund Assets Held in the Subcustodian's Direct Paper System. The Subcustodian may deposit and/or maintain Short-Term Securities owned by the Funds in the Direct Paper System of the Subcustodian subject to the following provisions:

     1) No transaction relating to Short-Term Securities in the Direct Paper System will be effected in the absence of Proper Instructions;

     2) The Subcustodian may keep such Short-Term Securities in the Direct Paper System only if such Short-Term Securities are represented in an account ("Account") of the Subcustodian in the Direct Paper System which shall not include any assets of the Subcustodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Subcustodian with respect to such Short-Term Securities which are maintained in the Direct Paper System shall identify those securities belonging to the Funds as being held for the benefit of the Custodian and other identified Janus Custodians through a Joint Account as their respective interests therein may appear;

     4) The Subcustodian shall pay for purchases of such securities upon the making of an entry on the records of the Subcustodian to reflect such payment and transfer of securities to a Joint Account. The Subcustodian shall transfer such securities sold upon the making of an entry on the records of the Subcustodian to reflect such transfer and receipt of payment for a Joint Account;

     5) The Subcustodian shall furnish the Funds confirmation of each transfer to or from a Joint Account, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Funds copies of daily transaction sheets reflecting each day's transaction in the Securities System for the Short-Term Securities held hereunder;

     6) The Subcustodian shall provide the Funds with any report on its system of internal accounting control as the Funds may reasonably request from time to time.

2.9 Third-Party Subcustodians. Upon receipt of Proper Instructions from the Funds, the Subcustodian shall, on behalf of the Custodian and the Funds, appoint one or more banks, trust companies or other entities designated in such Proper Instructions to act as its subcustodian (a "Third-Party Subcustodian") for purposes of facilitating third-party repurchase transactions from time to time entered into by one or more of the Funds or the Janus Funds through a Joint Account. The Subcustodian shall, at the request of the Funds, enter into such agreements as shall be satisfactory in form and substance to the Subcustodian, the Custodian and the Funds as required in order to employ any Third-Party Subcustodian, and shall take all other actions as may be reasonable and desirable to effect and facilitate such third-party repurchase transactions.

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2.10 Ownership  Certificates for Tax Purposes.  The  Subcustodian  shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Funds held by it and in connection with transfers of such securities.

2.11 Communications Relating to Securities. If the Subcustodian shall receive any notices or reports in respect of Repurchase Agreements, Repurchase Securities or Short-Term Securities held by it hereunder, it shall promptly upon receipt thereof transmit to the Custodian any such notices or reports.

2.12 Proper Instructions. Proper Instructions means a writing signed or initialed by one or more person or persons as the respective Boards of Directors of the Funds shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Subcustodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Funds shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the respective Boards of Directors of the Funds accompanied by a detailed description of procedures approved by such Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that such Board of Directors and the Subcustodian are satisfied that such procedures afford adequate safeguards for the respective Fund's assets.

2.13 Actions Permitted without Express Authority. The Subcustodian may in its discretion, without express authority from the Funds:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Funds;

     2) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Funds held by the Subcustodian except as otherwise directed by the respective Boards of Directors of the Funds.

2.14 Evidence of Authority. The Subcustodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of a Fund. The Subcustodian may receive and accept a certified copy of a vote of the respective Boards of Directors of the Funds as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by such Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Subcustodian of written notice to the contrary.

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3.   Records

     The Subcustodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Funds under the Investment Company Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Funds and shall at all times during the regular business hours of the Subcustodian be open for inspection by duly authorized officers, employees or agents of the Funds and employees and agents of the Securities and Exchange Commission. The Subcustodian shall, at a Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Subcustodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Subcustodian, include certificate numbers in such tabulations.

     The Subcustodian shall maintain records which reflect at all times (1) the respective aggregate investment of each Fund and each of the other Janus Funds in a Joint Account and (2) each Fund's and each of the other Janus Funds' respective PRO RATA share of each Repurchase Agreement and Short-Term Investment held in a Joint Account.

4.   Opinion of Funds' Independent Accountants

     The Subcustodian shall take all reasonable action, as the Funds may from time to time request, to obtain from year to year favorable opinions from the Funds' respective independent accountants with respect to the Subcustodian's activities hereunder in connection with the preparation of the respective Funds' Forms N-1A, and Forms N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

5.   Reports to Funds by Independent Public Accountants

     The Subcustodian shall provide the Funds, at such times as the Funds may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Subcustodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Funds to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

6.   Compensation of Subcustodian

     The Subcustodian shall be entitled to reasonable compensation for its services and expenses as Subcustodian, as agreed upon from time to time between the Funds and the Subcustodian and as initially set forth in the Jumbo Repurchase Agreement Fee Schedule attached as Schedule B to this Contract.

7.   Responsibility of Subcustodian

     So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to

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
be signed by the proper party or parties. The Subcustodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Custodian and/or the Funds for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Custodian and/or the Funds) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Subcustodian's own negligence or willful misconduct or the negligence or willful misconduct of an agent, the Subcustodian shall be without liability to the Funds or the Custodian for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Subcustodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Custodian, the Funds or Janus Capital Management, Inc. in their instructions to the Subcustodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Subcustodian's agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Subcustodian, the Funds, the Custodian, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     If the Funds require the Subcustodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Subcustodian, result in the Subcustodian or its nominee assigned to the Funds being liable for the payment of money or incurring liability of some other form, the Funds, as a prerequisite to requiring the Subcustodian to take such action, shall provide indemnity to the Subcustodian in an amount and form satisfactory to it.

     If the Funds require the Subcustodian to advance cash or securities for any purpose in the event that the Subcustodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Funds shall be security therefor and should the Funds fail to repay the Subcustodian promptly, the Subcustodian shall be entitled to utilize available cash and to dispose of assets of the Funds to the extent necessary to obtain reimbursement.

8. Liability of Subcustodian for Actions of Third-Party Subcustodians. The Subcustodian shall not be liable to the Funds or the Custodian for any loss, damage or expense resulting from any action or inaction of a Third-Party Subcustodian, unless such loss, damage or expense is caused by, or results from the negligence, misfeasance or misconduct of the Subcustodian. The Subcustodian shall have no implied duty to supervise the activities of any Third-Party Subcustodian.

9.   Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by any party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however that the Subcustodian shall not act for any Fund under Section 2.7 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of such Fund that the Board of Directors of such Fund has approved the initial use of a particular Securities System as required by Rule 17f-4 under the Investment Company Act and that the Custodian shall not act under Section 2.13 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of such Fund that its Board of Directors has approved the initial use of the Direct Paper System; PROVIDED FURTHER, however, that a Funds shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its Articles of Incorporation, and further provided, that the Funds may at any time by action of their respective Boards of Directors immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Subcustodian by the
Comptroller  of the  Currency  or upon  the  happening  of a like  event  at the
direction   of  an   appropriate   regulatory   agency  or  court  of  competent
jurisdiction.

     This Contract may be terminated as to one or more Funds (but less than all Funds) by delivery of an amended Schedule A pursuant to this Article 9. The execution and delivery of an amended Schedule A which deleted one or more Funds shall constitute a termination of this Contract only with respect to such deleted Fund(s) but shall not affect this Contract with respect to any other Fund. In addition, this Contract shall terminate with respect to a Fund upon the effective date of the termination of such Fund's agreement with its Custodian by which such Custodian ceases to serve as the Custodian for the securities, cash and other assets of the Fund.

     Schedule A listing the Funds which are parties hereto may be amended from time to time to add or delete one or more Funds, by the Fund's delivery of an amended Schedule A to the Custodian and the Subcustodian.

     Upon termination of this Contract, the Funds shall pay to the Subcustodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Subcustodian for its costs, expenses and disbursements.

10.  Successor Subcustodian

     In the event of termination of this Contract, the Subcustodian will deliver any assets held by it hereunder to the Custodian or to such successor subcustodian as the Custodian shall instruct in a manner to be mutually agreed upon by the parties hereto or in the absence of such agreement in a reasonable manner. Further in the event of termination, the Subcustodian shall be entitled to receive prior to the delivery of the securities held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Article 9 hereof.

11.  Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Subcustodian, and the Funds may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by such parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of any Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.  Massachusetts Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

13.  Prior Contracts

     This Contract constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof.

     IN WITNESS  WHEREOF,  each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the
          day of                , 1996.


ATTEST                              UNITED MISSOURI BANK, N.A.


________________________            By:_________________________________________



ATTEST                              STATE STREET BANK AND TRUST COMPANY


 _______________________            By:_________________________________________



ATTEST                              FUNDS LISTED ON SCHEDULE A


________________________            By:_________________________________________

Subcustodian Contract
United Missouri Bank, N.A. and
Certain Mutual Funds Advised or Subadvised by Janus Capital Management




                                   SCHEDULE A


         Janus Investment Fund
                  Janus Money Market Fund
                  Janus Tax-Exempt Money Market Fund
                  Janus Government Money Market Fund

         Janus Aspen Series
                  Money Market Portfolio





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